Exhibit 10.8

AMENDMENT NUMBER TWO TO
THE COCA-COLA COMPANY SEVERANCE PAY PLAN
(as Amended and Restated Effective January 1, 2012)

THIS AMENDMENT to The Coca-Cola Company Severance pay Plan (the "Plan") is adopted by The Coca-Cola Company Benefits Committee (the "Committee").

W I T N E S S E T H:

WHEREAS, Section 6.1 of the Plan provides that the Committee may amend the Plan at any time; and

WHEREAS, the Committee wishes to amend the Plan.

NOW, THEREFORE, the Committee hereby amends the Plan as follows, effective as of April 1, 2017:

1.

The definition of Qualifying Event shall be amended as follows:

"Qualifying Event" means any event that results in the involuntary loss of active employment for reasons other than poor performance or for
Cause. In addition, a Qualifying Event shall not include a seasonal layoff or voluntary reduction in hours."

2.

The existing section 3.1(b) shall be deleted in its entirety and shall be replaced with the following language:

"3.1(b)    [Intentionally Omitted]"

IN WITNESS WHEREOF, the Committee has adopted this Amendment on the date shown below, but effective as of the dates indicated above.

The Coca-Cola Company Benefits Committee

By /s/ Joseph Pitra, Chairman
Joseph Pitra, Chairman

Date 3-10-2017